Williams Controls Engages D.A. Davidson for Acquisition Search

PORTLAND, OR -- 10/22/2008 -- Williams Controls, Inc. (the "Company") (NASDAQ: WMCO) today announced that it has engaged the investment banking firm D.A. Davidson & Co. to assist the Company in pursuing strategic acquisitions to enhance company and shareholder value. D.A. Davidson will assist Williams' management in pursuing acquisition opportunities related to Williams' existing business. Williams is interested in exploring acquisitions of companies, operating divisions, and product lines for the heavy truck, bus, and off-road vehicle markets, with specific emphasis on pedal systems, joysticks, sensors, hand controls and other electronic product suppliers.

"Williams Controls has a stable and profitable business model, a strong cash position, and no long term debt. Given our strong financial position, we believe that now is an ideal time to pursue strategic acquisitions that would allow us to expand our market leading product offering, leverage our global sales and low cost manufacturing platform, and enhance our shareholder value," said Patrick W. Cavanagh, Williams Controls' President and Chief Executive Officer. "D.A. Davidson & Co. is one of the largest independent investment banking firms in the United States and we believe they are the right partner to help us drive growth through strategic acquisitions."

"We are pleased to advise Williams Controls in their acquisition strategy," said Daren Shaw, Managing Director in the Investment Banking Group. "The Company's strong balance sheet, seasoned management, and world-class manufacturing expertise ideally position them to pursue additional growth opportunities through a targeted acquisition strategy."

ABOUT WILLIAMS CONTROLS

Williams Controls is a leading global designer and manufacturer of Electronic Throttle Control Systems ("ETCs") for the heavy truck, bus and off-road markets. Williams Controls is headquartered in Portland, Oregon and employs more than 200 people worldwide at locations in North America, Europe, and Asia. For more information, visit Williams Controls' website at www.wmco.com.

ABOUT D.A. DAVIDSON & CO.

Founded in 1935, D.A. Davidson & Co. is a full-service investment firm with 56 offices in 17 states. D.A. Davidson's investment banking team underwrites public offerings, serves as a placement agent for private financings, and advises companies across the United States on mergers and acquisitions. For more information, visit D.A. Davidson & Co.'s website at www.davidsoncompanies.com.

The statements included in this news release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1934, as amended. These forward looking statements are based on management's assumptions and projections, and are sometimes identifiable by use of the words, "expect to," "plan," "will," "believe" and words of similar predictive nature. Because management's assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements. You should anticipate that our actual performance may vary from these projections, and variations may be material and adverse. You should not rely on forward-looking statements in evaluating an investment or prospective investment in our stock, and when reading these statements you should consider the uncertainties and risks that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Securities and Exchange Commission filings of the Company, economic downturns affecting the operations of the Company or any of its business operations, competition, and the ability of the Company to successfully identify and implement any strategic alternatives. The forward-looking statements contained in this press release speak only as of the date hereof and the Company disclaims any intent or obligation to update these forward-looking statements.

Contact:
Mike Rusk
Financial Controller
Telephone:  (503) 684-8600